Exhibit 99.1

UNITED STATES OF AMERICA

DEPARTMENT OF THE TREASURY

OFFICE OF THE COMPTROLLER OF THE CURRENCY

In the Matter of:	)
)
Unity National Bank	)	AA-EC-09-108
Cartersville, Georgia	)
)

CAPITAL DIRECTIVE

WHEREAS, Unity National Bank, Cartersville, Georgia (“Bank”) is a national bank subject to the provisions of 12 U.S.C. § 3907 and 12 C.F.R. Part 3; and

WHEREAS, the Office of the Comptroller of the Currency (“OCC”) is authorized, pursuant to 12 U.S.C. § 3907 and 12 C.F.R. Part 3, to require a national bank, including the Bank, to achieve and maintain capital at or above minimum ratios established for a national bank, which the OCC, in its discretion, deems to be necessary or appropriate in light of the particular circumstances at the national bank; and

WHEREAS, 12 C.F.R. Part 3, Subpart E provides for the OCC’s issuance of directives to a bank that fails to achieve and maintain capital at or above the ratios established for the bank; and

WHEREAS, the Bank failed to remedy unsafe or unsound practices in connection with its commercial real estate loan portfolio; and

WHEREAS, the OCC issued an individual minimum capital ratio (“IMCR”) to the Bank on April 14, 2009, requiring it to achieve and maintain capital at or above certain ratios; and

WHEREAS, the Bank is not in compliance with the terms of the IMCR; and

WHEREAS, on December 4, 2009, the OCC issued a Notice of Intent to Issue a Capital Directive (“Notice of Intent”) to the Bank pursuant to 12 U.S.C. § 3907 and 12 C.F.R. Part 3; and

WHEREAS, on December 14, 2009, the Bank submitted a written response objecting to the capital ratios set forth in the Notice of Intent and objecting to the issuance of a Capital Directive; however, those objections were not credible; and

WHEREAS, the OCC has determined that, due to the particular circumstances present at the Bank, it is necessary to issue a Capital Directive requiring that Bank to achieve and maintain capital at or above certain minimum ratios set forth herein;

NOW THEREFORE, pursuant to 12 U.S.C. § 3907 and 12 C.F.R. Part 3, the OCC directs the Bank and its Board of Directors (“Board”) to do the following:

ARTICLE I

HIGHER CAPITAL MINIMUMS

(1)	Within forty-five (45) days of issuance of the Capital Directive, the Bank shall achieve and thereafter maintain the following minimum capital ratios (as defined in 12 C.F.R. Part 3):[1]

(a)	Total risk-based capital at least equal to twelve percent (12%) of risk-weighted assets;

(b)	Tier 1 capital at least equal to nine percent (9%) of adjusted total assets.[2]

[1]

The requirement in this Capital Directive to meet and maintain a specific capital level means that the Bank may not be deemed to be “well capitalized” for purposes of 12 U.S.C. § 1831o and 12 C.F.R. Part 6, pursuant to 12 C.F.R. § 6.4(b)(l)(iv).

[2]	Adjusted total assets is defined in 12 C.F.R. § 3.2(a) as the average total asset figure used for call report purposes minus end-of-quarter intangible assets.

ARTICLE II

CAPITAL PLAN

(1) Within fifteen (15) days of issuance of the Capital Directive, the Bank shall submit to the Director of Special Supervision (“Director”) an acceptable written Capital Plan, covering at least a three-year period. An acceptable Capital Plan must describe the means and the time schedule by which the Bank will achieve the capital ratios required in Article I.

(2) The Capital Plan shall:

(a)	describe the detailed actions that the Bank intends to take in order to achieve and maintain adequate capital, which may in no event be less than the ratios contained in Article I;

(b)	identify the primary sources and timing of additional capital to meet the Bank’s current and future needs;

(c)	provide projections for growth and capital requirements, based upon a detailed analysis of the Bank’s assets, liabilities, earnings, fixed assets, and off-balance sheet activities;

(d)	restrict the payment of dividends unless such payment is consistent with the capital plan and only after capital ratios are achieved and the OCC has provided a written no-objection;

(e)	detail how the Bank will comply with restrictions and requirements set forth in this Capital Directive;

(f)	include contingency plans to identify alternative methods to strengthen capital, should the primary sources of capital not be available; and

(g)	include a contingency plan requiring the Bank to sell, merge or liquidate itself upon the failure to comply with the capital plan and/or attain the required capital ratios if directed to do so by the OCC.

(3) An acceptable Capital Plan shall include an accurate analysis of the Bank’s current condition and a realistic analysis of the Bank’s future prospects. The Capital Plan should fully document the results of that analysis. Elements of an accurate and realistic analysis of the Bank’s current condition and future prospects should include:

(a)	current and pro forma balance sheets,

(b)	current and long-term budgets,

(c)	a strategic plan for the Bank,

(d)	the market analysis used to derive the appropriate means to raise capital, and any other relevant information. The capital plan should also clearly detail the assumptions used in the analysis.

(4) Additionally, a Capital Plan will not be deemed acceptable unless the plan:

(a)	is based on realistic assumptions and is likely to succeed in restoring the Bank’s capital;

(b)	would not appreciably increase the risk to which the Bank is exposed; and

(c)	meets the requirements for such a plan that are described in the most recent June 2009 Report of Examination.

(5) The Bank may pay a dividend or make a capital distribution (as defined in 12 U.S.C. § 1831o(b)(2)(B) only:

(a)	when the Bank is in compliance with the requirements of this Capital Directive and its approved Capital Plan and would remain in compliance with its approved Capital Plan immediately following the payment of any dividend; and

(b)	when the Bank is in compliance with applicable laws and regulations, including 12 U.S.C. §§ 56, 59 and 60, and 12 C.F.R. Part 5; and

(c)	following the prior written determination of no supervisory objection by the Director.

(6) The Capital Plan and analysis required by Paragraph (3) shall be submitted to the Director for a prior written determination of no supervisory objection. The Bank shall make any changes to the Capital Plan required by the Director.

(7) At the next Board meeting following receipt of the Director’s written determination of no supervisory objection to the Capital Plan, but within twenty (20) days of the Bank’s receipt of such determination, the Board shall adopt, approve and implement the Capital Plan. Thereafter, the Bank (subject to Board review and ongoing monitoring) shall implement and ensure adherence to the Capital Plan.

(8) The Board shall review and update the Bank’s Capital Plan at least annually and more frequently if necessary or if requested by the Director. Revisions to the Bank’s Capital Plan shall be submitted to the Director for a prior written determination of no supervisory objection.

ARTICLE III

GENERAL PROVISIONS

(1) This Capital Directive and the approved Capital Plan constitute a final order under 12 U.S.C. § 3907 and are enforceable under 12 U.S.C. § 1818(i).

(2) Except as otherwise provided herein, any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Capital

Directive to be made upon, given or furnished to, delivered to, or filed with the OCC shall be in writing and sent by reputable overnight courier or hand delivery via messenger addressed as follows:

Director

Special Supervision Division

250 E Street, S.W.

Washington, D.C. 20219

(3) If any provision in this Capital Directive is ruled to be invalid, illegal or unenforceable by the decision of any court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby unless the OCC, in its sole discretion, determines otherwise.

(4) Each provision of this Capital Directive shall be binding upon the Bank, its directors, officers, employees, agents, successors, assigns, and other persons participating in the affairs of the Bank.

(5) It is expressly and clearly understood that if, at any time, the OCC deems it appropriate in fulfilling the responsibilities placed upon it by the several laws of the United States of America to undertake any action affecting the Bank, or any institution-affiliated party of the Bank, nothing in this Capital Directive shall in any way inhibit, estop, bar or otherwise prevent the OCC from so doing.

(6) If the Bank determines that: (i) it is unable to comply with any provision of this Capital Directive; (ii) compliance with any provision of this Capital Directive will cause undue hardship to the Bank; or (iii) the Bank requires an extension of any timeframe within this Capital Directive, the Bank shall submit a written request to the Director asking for relief. Any written request submitted pursuant to this Article shall include a statement setting forth in detail the special circumstances that supports the Bank’s request. All such requests shall be accompanied by relevant supporting documentation, together with a copy of a Board Resolution authorizing the request. The Director’s decision pertaining to the request is final.

(7) The provisions of this Capital Directive are effective upon issuance of this Directive by the OCC, through the Director whose hand appears below, and shall remain effective and enforceable, except to the extent that, and until such time as, any provisions of this Capital Directive shall have been amended, suspended, waived, or terminated in writing by the OCC. This Capital Directive is effective as of the date indicated below.

IT IS SO ORDERED, this 16th day of December, 2009.

/s/ Henry Fleming
Henry Fleming
Director for Special Supervision